Exhibit 99.1

TRACON Pharmaceuticals Announces Reverse Stock Split

San Diego, CA – April 8, 2024 – TRACON Pharmaceuticals (NASDAQ: TCON), a clinical stage biopharmaceutical company utilizing a cost-efficient, CRO-independent Product Development Platform to advance its pipeline of novel targeted cancer therapeutics and to partner with other life science companies, today announced that, following stockholder approval at the special meeting of stockholders held on September 6, 2023 of a proposal authorizing the board of directors of the Company (the Board) to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio in the range of one-for-five to one-for-twenty, the Company’s Board today approved a reverse stock split of the Company’s common stock at a ratio of one-for-twenty.

The effective time of the reverse stock split is 5:00 p.m. ET on April 9, 2024. Shares of the Company's common stock will begin trading on a split-adjusted basis commencing upon market open on April 10, 2024.

As a result of the reverse split, each 20 shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.001 per share, and there are now approximately 2.6 million shares of common stock issued and outstanding. The shares of the Company’s common stock will trade under a new CUSIP number, 89237H308, effective April 10, 2024, and continue to be listed on the Nasdaq Capital Market under the symbol “TCON”. All stock options and warrants of the Company outstanding immediately prior to the reverse stock split have been proportionally adjusted.

No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive one full share of post-reverse split common stock.

TRACON has chosen its transfer agent, Equiniti Trust Company, LLC (EQ), to act as exchange agent for the reverse stock split. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to brokers’ particular processes.

4350 La Jolla Village Drive • Suite 800 • San Diego, California 92122 • P: 858.550.0780 • F: 858.550.0786

URL: www.traconpharma.com

About TRACON

TRACON is a clinical-stage biopharmaceutical company utilizing a cost-efficient, CRO-independent, product development platform to advance its pipeline of novel targeted cancer therapeutics and to partner with other life science companies. The Company’s clinical-stage pipeline includes: Envafolimab, a PD-L1 single-domain antibody given by rapid subcutaneous injection that is being studied in the pivotal ENVASARC trial for sarcoma; YH001, a potential best-in-class CTLA-4 antibody in Phase 1 development; and TRC102, a Phase 2 small molecule drug candidate for the treatment of lung cancer. TRACON is actively seeking additional corporate partnerships through a profit-share or revenue-share partnership, or through franchising TRACON’s product development platform. TRACON believes it can serve as a solution for companies without clinical and commercial capabilities in the United States or who wish to become CRO-independent. To learn more about TRACON and its product pipeline, visit TRACON’s website at www.traconpharma.com.

Forward-Looking Statements

Statements made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the expected commencement of trading of TRACON’s post-split common stock. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements. Such risks are included under the caption “Risk Factors” in TRACON’s Annual Report on Form 10-K for the year ended December 31, 2023 and TRACON’s other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. TRACON does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise except as required by law.

Company Contact:	Investor Contact:
Charles Theuer	Brian Ritchie
Chief Executive Officer	LifeSci Advisors LLC
(858) 550-0780	(212) 915-2578
ctheuer@traconpharma.com	britchie@lifesciadvisors.com